Exhibit 4

December 26, 2003

Board of Directors
Recom Managed Systems, Inc.
4705 Laurel Canyon Boulevard, Suite 203
Studio City, California 91607

         Re: Registration Statement On Form SB-2 For Resale of Common Stock Issuable upon Conversion Of Series 'A' Convertible Stock and Exercise of Class 'C' Warrants

Gentlemen:

As legal counsel for Recom Managed Systems, Inc. ("Recom"), our firm has acted as securities counsel for Recom in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") under the United States Securities Act of 1993, as amended (the "Securities Act"), and the Rules and Regulations of the United States Securities and Exchange Commission promulgated thereunder, to be filed with the Securities and Exchange Commission on or about December 30, 2003, in connection with the registration of an aggregate of 2,958,319 shares of common stock, par value $0.001 (the "Shares"), consisting of:

         (1) 1,792,921 shares of common stock underlying 1,792,921 shares of series 'A' convertible preferred stock issued on October 1, 2003 through November 1, 2003 to a number of investors pursuant to a private placement effected through Maxim Group, LLC, as placement agent,

         (2) 896,460 shares of common stock underlying 896,460 class 'C' common share purchase warrants contemporaneously issued to those investors under that private placement;

         (3) 179,292 shares of common stock underlying 179,292 shares of series 'A' convertible preferred stock issuable under placement agent's unit purchase warrants contemporaneously granted to Maxim Group as agent's compensation under that private placement; and

         (4) 89,646 shares of common shares underlying 89,646 class 'C' common share purchase warrants issued as part of those placement agent's unit purchase warrants.

In rendering our opinion, we have reviewed and examined the following documents and certificates of officers and directors of Recom.

         (1) Recom's Certificate of Incorporation, as amended from time to time (the "Certificate") as certified to us by the Secretary of State of the State of Delaware and as recorded in the office of the appropriate county recorder;

         (2) Recom's Bylaws, as certified to us by the Secretary of the company;

         (3) Certified resolutions adopted by Recom's Board of Directors authorizing the sale of the Shares; and

         (4)      The Registration Statement.

In giving our opinion, we have assumed without investigation the authenticity, accuracy and completeness of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.


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Board of Directors
Recom Managed Systems, Inc.
December 26, 2003
Page 2


We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents or instruments and records, or to verify the adequacy of accuracy of such documents, instruments and records.

Based upon the foregoing, we are of the opinion that, after the Registration Statement becomes effective and after any post-effective amendment required by law as may become applicable is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective, or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and when the applicable provisions of "blue sky" and other state or provincial securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Final Registration Statement and the terms of Recom's Certificate of Incorporation in the case of the underlying series 'A' preferred stock and the underlying warrant agreement in the case of the class 'C' common stock purchase warrants, will be legally authorized, fully paid and nonassessable.

We express no opinion as to compliance with "blue sky" or state securities laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

                                        Very truly yours,

                                        RICHARDSON & PATEL LLC

                                        /s/ Richardson & Patel